Exhibit 10.4

FIRST AMENDMENT TO

SUBORDINATION AND INTERCREDITOR AGREEMENT

This First Amendment to Subordination and Intercreditor Agreement (“First Amendment to Subordination Agreement”) is made as of May 5, 2022, by and between Comerica Bank (“Bank”) and the BroadOak Fund V, L.P. (“Creditor”).

RECITALS

A. Bank and Creditor entered into that certain Subordination and Intercreditor Agreement dated as of November 1, 2021 (as amended or otherwise modified from time to time, the “Subordination Agreement”). Capitalized terms used but not defined herein shall have the meanings given to them in the Subordination Agreement.

B. In connection with a certain First Amendment to Loan and Security Agreement and Consent (“Subordinated Amendment”), dated as of the date hereof, by and among Creditor and Interpace Biosciences, Inc., Interpace Diagnostics Corporation, Interpace Diagnostics, LLC, and Interpace Pharma Solutions, Inc. (jointly and severally “Borrower”), a copy of which is attached hereto as Exhibit A, and that certain Consent under the Senior Loan Agreement Loan Agreement, dated as of the date hereof, by and among Bank and Borrower (“Bank Consent”), a copy of which is attached hereto as Exhibit B, Bank and Creditor have agreed to amend the terms of the Subordination Agreement as expressly set forth in this First Amendment to Subordination Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Bank and Creditor acknowledge as follows:

1.	Section 1 of the Subordination Agreement is amended by adding (in the correct alphabetical order) or amending and restating, the following defined terms to read as follows:

“Convertible Debt” means the Indebtedness of Interpace Biosciences, Inc. outstanding under the Convertible Note.

“Convertible Note” means that certain Subordinated Convertible Promissory Note, dated as of May 5, 2022, by and between Interpace Biosciences, Inc. and Creditor, in an aggregate principal amount equal to $2,000,000.

“Permitted Payments” means (a) scheduled repayments of principal when due under the Subordinated Loan Documents as in effect on the date hereof or amended in accordance with the terms hereof (but no prepayments, whether optional or mandatory); (b) scheduled payments of accrued interest (whether payable in cash or in-kind) when due under the Subordinated Loan Documents as in effect on the date hereof or as amended in accordance with the terms hereof (including as may accrue during any Insolvency Proceeding of Borrower or any Guarantor); (c) all reimbursable expenses, costs and professional fees and expenses as and when due under the Subordinated Loan Documents in an annual aggregate amount not to exceed One Hundred Fifty Thousand Dollars ($150,000); (d) the conversion of the Convertible Debt into equity interests of Interpace Biosciences, Inc. or an additional Term Loan Advance (as defined in the Subordinated Loan Agreement) in accordance with the terms of the Convertible Note and the Subordinated Loan Agreement; and (e) other payments consented to in advance in writing by Bank.

“Subordinated Debt” means all indebtedness, obligations and liabilities (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) now or hereafter owed by Borrower to Creditor now existing or hereafter arising under or in connection with the Subordinated Loan Documents, which includes without limitation, the Convertible Note, whether absolute or contingent, direct or indirect, joint or several, contemplated or uncontemplated, secured or unsecured, together with all costs of collecting and enforcing such obligations (including attorneys’ fees) including but not limited to: (i) all principal, (ii) all interest accruing in respect of such principal amount under the Subordinated Loan Documents whether before or after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding; (iii) all obligations or liabilities of Borrower in connection with the redemption or repurchase of any warrant issued under the Subordinated Loan Agreement or in connection with any redemption or repurchase of any equity securities issued or issuable upon exercise of the rights under any such warrant or upon conversion of or in exchange for such warrant or any equity securities issued or issuable thereunder; (iv) all obligations or liabilities of Borrower with respect to any put rights, put options, or dividends in favor of Creditor or under the Subordinated Loan Documents, and (v) such other amounts as may accrue or be incurred in respect of obligations owing under the Subordinated Loan Documents before or after default or workout or the commencement of any Insolvency Proceeding by or against Borrower (or, for purposes of the foregoing clauses (ii) or (v), which would have accrued but for such Insolvency Proceeding and, in each case, whether or not a claim for all or any portion of such amounts is allowed or allowable in such Insolvency Proceeding).

“Subordinated Debt Cap” means Subordinated Debt shall not exceed an aggregate principal amount of Eleven Million Dollars ($11,000,000), in each case, minus all payments of principal in respect of Subordinated Debt; provided that the Subordinated Debt Cap shall not limit the amount of interest, fees, expenses, indemnification claims and payments, and other like amounts payable to Creditor pursuant to the Subordinated Loan Documents, and the aggregate outstanding amount of obligations under clause (p)(iii) and (p)(iv) above shall not at any time exceed Four Million Dollars ($4,000,000) and at all times shall be unsecured.

“Subordinated Loan Documents” means that certain Subordinated Loan Agreement and that certain Convertible Note, and all other documents, instruments or agreements entered into in connection therewith or evidencing, guarantying, securing or otherwise documenting the whole or any part of the Subordinated Debt, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated, replaced or refinanced.

2.	Creditor acknowledges and, to the extent consent is required under the Subordination Agreement, consents to the execution by Bank and Borrower of the Bank Consent and other Senior Loan Documents required to be executed in connection therewith. Bank acknowledges and, to the extent consent is required under the Subordination Agreement, consents to the execution by Subordinated Amendment and other Subordinated Loan Documents required to be executed in connection therewith.

3.	Except as specifically set forth above, this First Amendment to Subordination Agreement shall not be deemed to amend or alter in any respect the terms and conditions of the Subordination Agreement. Nor shall this First Amendment to Subordination Agreement constitute a waiver or release by Bank of any right, remedy, default or event of default under, or a consent to any transaction not meeting the terms and conditions of, the Subordination Agreement or any of the Subordinated Debt. Furthermore, this First Amendment to Subordination Agreement shall not affect in any manner whatsoever any rights or remedies of Bank or Creditor with respect to any other non-compliance by the Bank or Creditor with the Subordination Agreement, whether in the nature of a default or event of default, and whether now in existence or subsequently arising, and shall not apply to any other transaction.

4.	Creditor and Bank hereby acknowledge and agree that this First Amendment to Subordination Agreement and the amendments contained herein do not constitute any course of dealing or other basis for altering any obligation of Bank or Creditor or any other party or any rights, privilege or remedy of the Bank under the Subordination Agreement, any other agreement or document, or any contract or instrument.

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5.	Except as specifically defined to the contrary herein, capitalized terms used in this First Amendment to Subordination Agreement shall have the meanings set forth in the Subordination Agreement.

6.	This First Amendment to Subordination Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same First Amendment to Subordination Agreement. Delivery of an executed counterpart of this First Amendment to Subordination Agreement by facsimile, emailed portable document format (“pdf”), or tagged image file format (“tiff”) or any other electronic means that reproduces an image of the actual executed signature of an authorized signer of such party shall be effective as delivery of an original executed counterpart of this certificate, and shall be equally as effective as delivery of a manually executed counterpart of this First Amendment to Subordination Agreement. Any party delivering an executed counterpart of this First Amendment to Subordination Agreement by facsimile, emailed portable document format (“pdf”), or tagged image file format (“tiff”) or any other electronic means that reproduces an image of the actual executed signature of an authorized signer of such party, also shall deliver a manually executed counterpart of this First Amendment to Subordination Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this First Amendment to Subordination Agreement.

7.	This First Amendment to Subordination Agreement shall be construed in accordance with and governed by the laws of the State of California.

[Remainder of Page Intentionally Left Blank]

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WITNESS the due execution hereof as of the day and year first above written.

“Bank”

COMERICA BANK

By:	/s/ Shane Merkord

Name:	Shane Merkord

Title:	Senior Vice President

“Creditor”

BROADOAK FUND V, L.P.

By:	/s/ William Snider

Name:	William Snider

Title:	Manager

[SIGNATURES CONTINUED ON NEXT PAGE]

[Signature Page to First Amendment to Subordination and Intercreditor Agreement]

The undersigned approves of the terms of this First Amendment to Subordination Agreement.

INTERPACE BIOSCIENCES, INC.

By:	/s/ Thomas W. Burnell
Name:	Thomas W. Burnell
Title:	Chief Executive Officer

INTERPACE DIAGNOSTICS CORPORATION

By:	/s/ Thomas W. Burnell
Name:	Thomas W. Burnell
Title:	Chief Executive Officer

INTERPACE DIAGNOSTICS, LLC

By:	/s/ Thomas W. Burnell
Name:	Thomas W. Burnell
Title:	Chief Executive Officer

INTERPACE PHARMA SOLUTIONS, INC.

By:	/s/ Thomas W. Burnell
Name:	Thomas W. Burnell
Title:	Chief Executive Officer

[Signature Page to First Amendment to Subordination and Intercreditor Agreement]

EXHIBIT A

SUBORDINATED AMENDMENT

(see attached)

EXHIBIT B

BANK CONSENT

(see attached)